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                                                                     EXHIBIT 2.1

                                MERGER AGREEMENT

         MERGER AGREEMENT, dated this 17th day of December, 1999 is made among Caminus Corporation, a Delaware corporation having its principal place of business at 747 Third Avenue, New York, New York 10017 (the "Surviving Company"), Caminus Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of the Surviving Company having its principal place of business at 747 Third Avenue, New York, New York 10017 (the "Transitory Subsidiary"), and Caminus LLC, a Delaware limited liability company having its principal place of business at 747 Third Avenue, New York, New York 10017 (the "Company").

         In consideration of the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                       MERGER OF THE TRANSITORY SUBSIDIARY
                            WITH AND INTO THE COMPANY

         1.1 MERGER. The Transitory Subsidiary shall be merged with and into the Company pursuant to Section 18-209 of the Delaware Limited Liability Company Act. The Company shall survive the merger contemplated by this Section 1.1 and shall continue to be governed by the laws of Delaware. The separate existence of the Transitory Subsidiary shall cease forthwith at the First Merger Effective Time (as defined below). The merger of the Transitory Subsidiary with and into the Company shall herein be referred to as the "First Merger."

         1.2 MANAGEMENT COMMITTEE AND BOARD APPROVAL. The Management Committee of the Company has approved this Agreement and the First Merger in accordance with the Delaware Limited Liability Company Act. The Board of Directors of the Surviving Company has authorized the execution and performance of this Agreement by the Surviving Company, including the issuance of the Shares (as defined below) and the assumption of the Options (as defined below) as contemplated by the First Merger, in accordance the General Corporation Law of the State of Delaware.

         1.3 MEMBER AND STOCKHOLDER APPROVAL. As soon as practicable after the execution of this Agreement, the Company shall submit this Agreement to its members (the "Members") for their approval. The Surviving Company, as the sole member of the Transitory Subsidiary, has approved this Agreement and the First Merger pursuant to Section 18-209 of the Delaware Limited Liability Company Act. The Company, as the sole stockholder of the Surviving Company, has approved the execution and performance of this Agreement by the Surviving Company, including the issuance of

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the Shares as contemplated by the First Merger, pursuant to Section 228 of the
General Corporation Law of the State of Delaware.

         1.4 FIRST MERGER EFFECTIVE TIME. The First Merger shall be effective upon the filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after all required member and stockholder approvals have been obtained. The time of such effectiveness shall herein be referred to as the "First Merger Effective Time."

         1.5 CONVERSION OF MEMBERSHIP INTERESTS OF THE COMPANY. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of the Surviving Company, the Transitory Subsidiary, the Company, any Member or any other person, each share of Membership Interest (as defined in the Limited Liability Company Agreement of the Company, dated May 12, 1998, as amended (the "LLC Agreement")) of the Company issued and outstanding immediately prior to the First Merger Effective Time shall be converted into and represent the right to receive .095238 (the "Conversion Ratio") of one share of common stock, $0.01 par value per share (the "Common Stock"), of the Surviving Company (collectively, the "Shares").

         1.6 FRACTIONAL SHARES. No certificates or scrip representing fractional Shares shall be issued to former Members, and such former Members shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Surviving Company with respect to any fractional Shares that would have otherwise been issued to such former Members. In lieu of any fractional Shares that would have otherwise been issued, each former Member that would have been entitled to receive a fractional Share shall receive such whole number of Shares as is equal to the precise number of Shares to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded to the nearest odd number); provided that each such holder shall receive at least one Share.

         1.7     OPTIONS AND WARRANTS.

              (a) As of the First Merger Effective Time, all outstanding options or other rights to purchase shares of Membership Interests of the Company (the "Outstanding Options"), whether vested or unvested, shall be assumed by the Surviving Company. Immediately after the First Merger Effective Time, each Option outstanding at the First Merger Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option immediately prior to the First Merger Effective Time, such number of shares of Common Stock as is equal to the number of shares of Membership Interest subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the First Merger Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule


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and all of the other terms of the Options shall otherwise remain unchanged. As of the First Merger Effective Time, the Surviving Company shall assume the 1998 Stock Incentive Plan of the Company, including all rights and obligations of the Company thereunder.

              (b) As soon as practicable after the First Merger Effective Time, the Surviving Company shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.7, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.7 and such notice).

         1.8 NO FURTHER RIGHTS. From and after the First Merger Effective Time, no shares of any series of Membership Interest that are outstanding immediately prior to the First Merger Effective Time shall be deemed to be outstanding, and the former holders thereof will cease to have any rights with respect thereto, except as provided herein or by law.

         1.9 EXISTING SHARES OF MEMBERSHIP INTEREST OF THE TRANSITORY SUBSIDIARY. Each membership interest of the Transitory Subsidiary immediately prior to the First Merger Effective Time shall be converted into and thereafter evidence one share of Membership Interest of the Company.

         1.10 EXISTING SHARES OF SURVIVING COMPANY. Each share of Common Stock of the Surviving Company issued and outstanding immediately prior to the First Merger Effective Time shall be canceled and no consideration shall be paid therefor.

         1.11 EXISTING SHARES OF MEMBERSHIP INTEREST IN THE COMPANY. Each Membership Interest of the Company owned beneficially by the Surviving Company shall be cancelled and no consideration shall be paid therefor.

         1.12 LIMITED LIABILITY COMPANY AGREEMENT. At the First Merger Effective Time, without any action on the part of the Company or any other party thereto, the LLC Agreement shall be terminated and shall be of no further force or effect; provided, however, that the provisions of Article IV of Appendix B of the LLC Agreement shall survive such termination, and the obligations of the Company thereunder shall be assumed by the Surviving Company.

         1.13 OFFICERS. The officers of the Company as of the First Merger Effective Time shall continue in office as officers of the Company following the First Merger Effective Time until the expiration of their respective terms of office and until their successors have been duly elected and qualified.

                                   ARTICLE II

                              MERGER OF THE COMPANY
                       WITH AND INTO THE SURVIVING COMPANY

         2.1 MERGER. Immediately following the First Merger Effective Time, the Company shall be merged with and into the Surviving Company pursuant to
Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the General Corporation Law of the State of Delaware. The Surviving Company shall survive the


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merger contemplated by this Section 2.1 and shall continue to be governed by the laws of Delaware. The separate existence of the Company shall cease at the Second Merger Effective Time (as defined below). The merger of the Company with and into the Surviving Company shall herein be referred to as the "Second Merger."

         2.2 BOARD APPROVAL. The Board of Directors of the Surviving Company has approved this Agreement and the Merger in accordance the General Corporation Law of the State of Delaware.

         2.3 MEMBER APPROVAL. The Surviving Company, as the sole member of the Company immediately prior to the Second Merger Effective Time, will approve this Agreement and the Second Merger pursuant to Section 18-209 of the Delaware Limited Liability Company Act. Approval by the stockholders of the Surviving Company shall not be required pursuant to Sections 251 and 264 of the General Corporation Law of the State of Delaware.

         2.4 EFFECTIVE TIME. The Second Merger shall be effective upon the filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the First Merger Effective Time. The time of such effectiveness shall herein be referred to as the "Second Merger Effective Time."

         2.5 CONVERSION OF MEMBERSHIP INTERESTS OF THE COMPANY. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of the Surviving Company, the Company or any other person, each share of Membership Interest of the Company issued and outstanding immediately prior to the Second Merger Effective Time shall be canceled and no consideration shall be paid therefor.

         2.6 SUCCESSION. As of the Second Merger Effective Time, the Surviving Company shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Company in the manner of and as more fully set forth in Section 18-209(g) of the Delaware Limited Liability Company Act and Section 259 of the Delaware General Corporation Law. Without limiting the foregoing, at the Second Merger Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Company shall be transferred to, vested in and devolved upon the Surviving Company without further act or deed and all property, rights and every other interest of the Company and the Surviving Company shall be as effectively the property of the Surviving Company as they were of the Company and the Surviving Company, respectively. All rights of creditors of the Company and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company, including, without limitation, all liabilities and duties of the Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At the Second Merger Effective Time, the Surviving Company shall enter into an escrow agreement in substantially the form


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attached as Exhibit A to that certain Purchase Agreement, dated as of July 30,
1999, among the Company, Caminus/DC Acquisition Corp., DC Systems, Inc. and certain shareholders of DC Systems, Inc.

         2.7 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of the Surviving Company in effect as of the Second Merger Effective Time shall continue to be the Certificate of Incorporation of the Surviving Company until further amended in accordance with the provisions thereof and applicable law. The By-Laws of the Surviving Company in effect as of the Second Merger Effective Time shall continue to be the By-Laws of the Surviving Company until amended in accordance with the provisions thereof and applicable law.

         2.8 DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Surviving Company as of the Second Merger Effective Time shall continue in office until the expiration of their respective terms of office and until their successors have been duly elected and qualified.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FURTHER ASSURANCES. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         3.2 AMENDMENT AND TERMINATION. This Agreement may be amended by the Management Committee of the Company, the sole member of the Transitory Subsidiary and the Board of Directors of the Surviving Company at any time prior to the First Merger Effective Time, provided that an amendment made subsequent to the approval of this Agreement by the Members of the Company shall not (i) alter or change the amount or kind of shares, membership interests, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares or membership interests, of any class or series thereof of such entity, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Company to be effected by the Second Merger or
(iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of the stock or membership interest of such entity. This Agreement may be



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terminated at any time prior to First Merger Effective Time by the vote of the
Management Committee of the Company, the sole member of the Transitory Subsidiary or the Board of Directors of the Surviving Company, notwithstanding prior approval of this Agreement by the Members of the Company, the sole member of the Transitory Subsidiary or the stockholders of the Surviving Company.

         3.3 COUNTERPARTS. This Agreement, may be executed in any number of counterparts, each of which shall be deemed to be an original.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                        THE SURVIVING COMPANY:

                                        CAMINUS CORPORATION,
                                        a Delaware corporation

                                        By: /s/ David M. Stoner
                                            ------------------------------------
                                                David M. Stoner
                                                President

                                        THE TRANSITORY SUBSIDIARY:

                                        CAMINUS MERGER LLC,
                                        a Delaware limited liability company

                                        By: /s/ David M. Stoner
                                            ------------------------------------
                                                David M. Stoner
                                                Authorized Signatory

                                        THE COMPANY:

                                        CAMINUS LLC,
                                        a Delaware limited liability company

                                        By: /s/ David M. Stoner
                                            ------------------------------------
                                                David M. Stoner
                                                Authorized Signatory



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     I, Mark A. Herman, Secretary of Caminus Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement to which this certificate is attached has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Surviving Company entitled to vote on this Agreement.

     WITNESS my hand on this 17th day of December, 1999.


                                /s/ Mark A. Herman
                                ---------------------------------
                                Mark A. Herman, Secretary

     I, David M. Stoner, an authorized signatory of Caminus Merger LLC, a limited liability company organized and existing under the laws of the State of Delaware, hereby certify that the Agreement to which this certificate is attached, was approved by the members of said limited liability company representing at least a majority of the outstanding membership interests of said limited liability company entitled to vote thereon.

     WITNESS my hand on this 17th day of December, 1999.


                                /s/ David M. Stoner
                                ---------------------------------
                                David M. Stoner, Authorized Signatory

     I, David M. Stoner, an authorized signatory of Caminus LLC, a limited liability company organized and existing under the laws of the State of Delaware, hereby certify that the Agreement to which this certificate is attached, was approved by the members of said limited liability company representing at least a majority of the outstanding membership interests of said limited liability company entitled to vote thereon.

     WITNESS my hand on this 17th day of December, 1999.


                                /s/ David M. Stoner
                                ---------------------------------
                                David M. Stoner, Authorized Signatory